Exhibit 99.1

Brownie’s Marine Group’s subsidiary BLU3, Inc. has set pre-release for Nomad

Pompano Beach, FL, June 23, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced that its subsidiary, BLU3, Inc. will begin taking pre-orders for its newest portable tankless dive system, Nomad, on July 1, 2021.

Nomad pre-orders will be available on the diveblu3.com website after July 1, 2021.

Chris Constable, the CEO of Brownie’s Marine Group stated “the BLU3 team has been working hard to leverage the technology developed in Nemo to create a follow-up product that will truly change the diving industry. We couldn’t be prouder and more excited for this launch.”

“Since we launched Nemo in 2019, we have heard a lot of demand for a deeper-rated system that is still ultra-portable and easy to use, and the design of Nomad accomplishes that”, said Blake Carmichael, CEO of the BLU3 division. He further continued, “This unit is slightly larger than Nemo, weighing only about 15 lb., but can take a diver up to 30 feet for 45-60 minutes on one charge, and still travel in a backpack on an airplane with you. Nomad’s design has exceeded our expectations in both its appeal and performance. We are very excited to begin shipping as soon as August or September.”

Nomad is being offered at this time via a limited number of pre-orders to BLU3’s dealer network along with the thousands of consumers who have either bought a Nemo or have signed up to the Nomad email list. Dealers and consumers are urged to place a deposit to ensure themselves a position in the queue of production for the first couple of months.

“The technology that the BLU3 team has created with Nomad is the most innovative piece of diving equipment that I have seen in decades. No longer will you have to rely to a tank to explore depths of up to 30 feet, and Nomad offers the ability to dive in areas that were previously not dive-able because of the lack of availability of tank fills in some areas without a nearby dive shop to service your needs. I couldn’t be prouder of what the BLU3 Team has accomplished,” stated Robert Carmichael, the Chairman of Brownie’s Marine Group.

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

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Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com

Brownie’s Marine Group, Inc